Exhibit 10.20

Amelia Building
Norfolk, Virginia

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made as of May 20, 2009 by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust (the “Seller”), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser executed a Purchase and Sale Agreement dated as of May 5, 2008, as amended by that certain First Amendment to Purchase Agreement, dated December 23, 2008 (as amended, the “Purchase Agreement”), with respect to the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement) described in Exhibit A hereto; and

WHEREAS, the Seller and the Purchaser now wish to amend the Purchase Agreement subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants of the parties hereto, the mutual receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Section 2.2 is hereby deleted in its entirety and the following is inserted in substitution therefor:

2.2           Closing.  The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Seller and the Purchaser may agree, at 10:00 a.m., local time, on May 20, 2009 (the “Closing Date”).

2.             As amended hereby, the Agreement is in full force and effect and is hereby ratified and confirmed.

3.             This Amendment may be executed in a number of identical counterparts.  If so executed, each counterpart is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.  Such executed counterparts may be delivered by facsimile or by e-mail (in .pdf format) and any such counterparts so delivered shall be deemed original documents for all purposes.

4.             The Declaration of Trust of the Seller, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Hub Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller.  All persons dealing with the Seller in any way shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation.

5.             The Declaration of Trust of the Purchaser, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Senior Housing Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Purchaser.  All persons dealing with the Purchaser in any way shall look only to the assets of the Purchaser for the payment of any sum or the performance of any obligation.

[Signature page follows.]

IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Amendment under seal as of the date above first written.

WITNESS:	SELLER:

HUB PROPERTIES TRUST, a Maryland real estate investment trust
/s/ Diane Bastianelli
	By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

WITNESS:	PURCHASER:

SENIOR HOUSING PROPERTIES TRUST
/s/ Diane Bastianelli
	By:	/s/ David J. Hegarty
David J. Hegarty, President

EXHIBIT A

Address of Property

Amelia Building, 885 Kempsville, Norfolk, Virginia